EXHIBIT 32

CERTIFICATION

I, Harald Weisshaupt, the Principal Executive Officer and Principal Financial Officer of AuraSound, Inc. (the “Company”), hereby certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(a)   The Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 2011 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

(b)   The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harald Weisshaupt
Harald Weisshaupt
Chief Executive Officer and President

Dated: May 5, 2011

/s/ Harald Weisshaupt
Harald Weisshaupt
Chief Financial Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.